UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 1, 2016, Shore Bancshares, Inc. announced the completion of the merger of The Talbot Bank of Easton and CNB and the unified branding of the combined entity under the “Shore United Bank” name.

The consolidation of both subsidiary banks will have a direct impact on reducing costs and streamlining efficiencies. This will be accomplished through the reduction of internal and external reporting, the elimination of various administrative burdens, and the alleviation of regulatory complexity by reducing both the number of regulators and examinations. Further, the consolidation will facilitate a consistent corporate culture and unified branding under the Shore United Bank name allowing the Bank to compete more effectively in its market area by expanding services and products to all customers throughout the Delmarva Region.

A copy of the press release issued by Shore Bancshares, Inc. on July 1, 2016 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: July 1, 2016	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release dated July 1, 2016 (furnished herewith)

4